Exhibit 99.1

RE: LEXINGTON CORPORATE PROPERTIES TRUST

ONE PENN PLAZA

SUITE 4015

NEW YORK, NY 10119

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
T. Wilson Eglin	Claire Koeneman	Tim Grace
Chief Executive Officer	Analyst Inquiries	Media Inquiries
(212) 692-7200	(312) 640-6745	(312) 640-6667

FOR IMMEDIATE RELEASE

SUNDAY, JULY 23, 2006

Lexington Corporate Properties Trust and Newkirk Realty Trust Announce Merger Agreement

Strategic Combination Creates $4.6 Billion Real Estate Investment Trust Focused on Single Tenant Properties

NEW YORK, NY and BOSTON, MA, July 23, 2006/PRNewswire/ -- Lexington Corporate Properties Trust (NYSE: LXP) and Newkirk Realty Trust, Inc. (NYSE: NKT) announced today that they have entered into a definitive merger agreement to create Lexington Realty Trust, the leading real estate investment trust focused on single tenant properties. The merger, which has been approved by Lexington’s Board of Trustees and Newkirk’s Board of Directors, as well as by a Special Committee of each Board, will create a combined company which will own interests in more than 350 properties located across 44 states with a presence in the nation’s highest growth markets. Based on Friday’s closing prices, the combined entity would have an enterprise value of approximately $4.6 billion. Upon closing, Lexington is expected to increase its annual dividend to $1.50 per share.

Under the merger agreement, each share of Newkirk common stock will be exchanged for 0.80 common shares of Lexington, which exchange ratio will not be subject to adjustment. Following the merger, Newkirk shareholders and unitholders will own approximately 46.8% and Lexington shareholders and unitholders will own approximately 53.2% of the combined company assuming no conversion of Lexington’s Series C Cumulative Convertible Preferred Stock. Each company shall pay pro-rata dividends through the date of closing.  In addition, prior to the closing of the transaction, Lexington anticipates making a one-time cash distribution of $0.17 per share to Lexington shareholders and unitholders. The transaction is structured to qualify as a tax-free merger.

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The merger will create:

–	One of the largest publicly traded single tenant focused REITs in the United States with an enterprise value of approximately $4.6 billion.
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A company with a diversified and high quality tenant base, including investment grade credits such as Allied Signal/Honeywell, Baker Hughes, Legg Mason and Wells Fargo. Investment grade tenants, in the aggregate, will represent approximately 56% of annualized base rent.

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An enhanced platform to exploit opportunities in high growth coastal markets, such as California, New Jersey, Florida and Maryland. These key markets, which currently represent approximately 13% of Lexington’s total annualized base rent, will increase to approximately 30% of the combined company’s total annualized base rent.

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A company with a conservative balance sheet and financial flexibility. Based upon financial results as of March 31, 2006 and Lexington’s closing share price on July 21, 2006, the combined company will have a net debt to enterprise value of approximately 45% and a net cash balance of approximately $200 million.

–	A geographically diversified company with assets located in 44 states.
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A well positioned platform to exploit investment opportunities, including Lexington Strategic Asset Corp. (LSAC), Newkirk’s established debt investment platform, institutional joint venture relationships, and opportunistic single tenant related lines of business.

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A management team with extensive real estate expertise and single tenant real estate experience combining complementary strengths in acquisitions, capital markets, leasing, real estate lending, asset management and opportunistic investing in single tenant markets.

The combined company will be headquartered at Lexington’s existing corporate headquarters in New York. Upon closing of the transaction, the Lexington Board will be increased to 11 Trustees, six of whom will be independent. Lexington will nominate eight of the Trustees and Newkirk will nominate three. Michael L. Ashner, Chief Executive Officer and Chairman of the Newkirk Board of Directors will join Lexington as Executive Chairman. In addition, Richard Frary and Clifford Broser, each currently a Director of Newkirk Realty Trust, will join the Lexington Board of Trustees. E. Robert Roskind, Chairman of the Lexington Board of Trustees, and Richard J. Rouse, Vice Chairman of the Lexington Board of Trustees, have agreed to serve as Co-Vice Chairmen of the combined company’s Board of Trustees. Richard J. Rouse will also continue to serve as Chief Investment Officer.

T. Wilson Eglin, Lexington’s Chief Executive Officer, will serve as Chief Executive Officer, President, Chief Operating Officer and Trustee of the combined company and Patrick Carroll, Lexington’s Chief Financial Officer will continue to serve as Executive Vice President and Chief Financial Officer. John B. Vander Zwaag, Executive Vice President of Lexington, will serve as Executive Vice President of Portfolio Management and Lara S. Johnson, Executive Vice President of Newkirk, will serve as Executive Vice President of Strategic Transactions.

T. Wilson Eglin, Chief Executive Officer of Lexington, stated “This transformational merger will create an unmatched diversified single tenant investment platform with core assets in attractive markets with good growth prospects. This transaction will improve the quality of our

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portfolio and our tenant base and will significantly strengthen our balance sheet by adding cash and lowering our overall debt level to approximately 45% of our enterprise value. As a result of this transaction, a majority of Lexington’s portfolio will be leased to investment grade tenants providing a strong foundation for long term earnings stability and growth. With approximately $200 million of cash in addition to our $200 million line of credit, our financial flexibility and balance sheet strength will be unmatched in our sector.”

E. Robert Roskind, Lexington’s Chairman, added “We have great respect for the Newkirk organization, and believe this transaction combines the best qualities of two complementary platforms with unparalleled management experience and expertise. We are confident that the integration of their talents into our corporate infrastructure will strengthen our organization and ensure that we are best positioned to exploit future growth opportunities. In particular, we are delighted that Michael Ashner will be joining our Board of Trustees as Executive Chairman. We believe his experience and successful investment track record will provide far reaching benefits to our platform as we execute a shared strategic vision for growth.”

Michael L. Ashner, Chief Executive Officer and Chairman of the Board of Directors of Newkirk Realty Trust, commented “This merger creates the predominant public single tenant focused REIT with significant growth potential for our shareholders and employees. The combination of our management backgrounds provides shareholders with superior growth potential by broadening the combined company’s investment reach in both the traditional and opportunistic marketplaces. I look forward to a promising future with Lexington Realty Trust and its management.”

In connection with this transaction, Newkirk Realty Trust will terminate its advisory agreement with Newkirk Advisors LLC. Additionally, Lexington will obtain the benefit of Newkirk’s exclusivity arrangement with Michael L. Ashner with respect to all business opportunities related to single tenant properties that are offered to or generated by him.

The transaction is expected to close in the fourth quarter of 2006, subject to the approval of shareholders of both companies, the partners of The Newkirk Master Limited Partnership and other customary conditions.

Wachovia Capital Markets, LLC acted as exclusive financial advisor to Lexington Corporate Properties Trust and Bear, Stearns & Co., Inc. acted as exclusive financial advisor to Newkirk Realty Trust.

Lexington Realty Trust will trade on the New York Stock Exchange under Lexington Corporate Properties Trust’s existing ticker symbol “LXP”.

CONFERENCE CALL

Lexington’s and Newkirk’s management will discuss the transaction on a conference call on Monday, July 24, 2006 at 10:30 a.m. EDT. The toll-free dial-in number is 800-240-7305. A

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replay of the conference call will be available through July 31, 2006. The toll-free telephone number for the replay is 800-405-2236, passcode 11066989. International callers can access the conference call by dialing 303-262-2130 and the replay by dialing 303-590-3000 (same passcode). The conference call and investor presentation can be accessed on the internet at http://www.lxp.com. The investor presentation can also be accessed on the internet at http://www.newkirkreit.com.

FORWARD-LOOKING LANGUAGE

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Lexington, Newkirk and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, difficulties encountered in integrating the companies, approval of the transaction by the shareholders of the companies, the satisfaction of closing conditions to the transaction, inability to realize or delays in realizing the expected synergies, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Lexington and Newkirk expect to file a joint proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the joint proxy statement/prospectus of Lexington and Newkirk because they will contain important information about Lexington and Newkirk and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus, and other documents filed by Lexington and Newkirk with the SEC at the SEC's website at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant documents may also be obtained free of charge from Lexington or Newkirk by directing such request to: Lexington Corporate Properties Trust, One Penn Plaza - Suite 4015, New York, NY 10119, 212-692-7200, Attention: Joseph S. Bonventre, or Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114-9507, 617-570-4680, Attention: Beverly Bergman. Investors and security holders are urged to read the

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proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Lexington, Newkirk and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Lexington and Newkirk in connection with the merger. Information about Lexington, Newkirk and their respective directors and executive officers, is set forth in the respective annual proxy statements and Annual Reports on Form 10-K for Lexington and Newkirk, which can be found on the SEC’s website at www.sec.gov. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

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